EXHIBIT 99.1

Las Vegas Sands Reports
Third Quarter 2026 Results
For the quarter ended September 30, 2026

•Net Revenue $3.22 billion

•Net Income $352 million

•Diluted Earnings per Share $0.48

•Consolidated Adjusted Property EBITDA $1.12 billion

•LVS Repurchased $950 million of Common Stock During the Quarter

•LVS Board of Directors Announced a 20% Increase in LVS’s Recurring Common Stock Dividend for the 2027 Calendar Year, Raising the Annual Dividend to $1.44 per Share ($0.36 per Share per Quarter)

LAS VEGAS, October 21, 2026 - Las Vegas Sands (NYSE: LVS), the leading global developer and operator of Integrated Resorts, today reported financial results for the quarter ended September 30, 2026.

“We continued to execute our strategic objectives during the quarter in both Singapore and Macao while increasing the return of capital to shareholders, including through the repurchase of $950 million of our common stock during the quarter,” said Patrick Dumont, chairman and chief executive officer.

“At Marina Bay Sands in Singapore, we delivered solid financial performance. We remain enthusiastic about our growth prospects in Singapore both today and upon the completion of our ongoing expansion project, which will meaningfully increase our suite capacity and entertainment offerings, including through the introduction of an arena designed to be the most important entertainment venue in the region.

“We are encouraged by our progress in Macao during the quarter, with our ongoing investments in enhanced service and hospitality offerings contributing to growth in volumes across all gaming segments as compared to the prior year.

“We remain confident in our long-term strategy in both Singapore and Macao and will continue to invest in future growth. We are fortunate to have the balance sheet and cash flow strength to support our meaningful capital investment programs, positioning our portfolio of properties to capitalize on the growing demand for premium travel and world-class entertainment experiences in the region.

“We strongly believe that our people, our products and our focus on delivering outstanding service, hospitality and entertainment experiences to our customers will drive growth for the company and deliver strong returns to our shareholders in the years ahead.”

Net revenue was $3.22 billion, compared to $3.33 billion in the prior year quarter. Operating income was $618 million, compared to $719 million in the prior year quarter. Net income in the third quarter of 2026 was $352 million, compared to $491 million in the third quarter of 2025.

Consolidated adjusted property EBITDA was $1.12 billion, compared to $1.34 billion in the prior year quarter.

Sands China Ltd. Consolidated Financial Results
On a GAAP basis, total net revenues for SCL increased 1.4% to $1.93 billion, compared to the third quarter of 2025. Net income for SCL decreased 29.8% to $191 million, compared to $272 million in the third quarter of 2025.

Other Factors Affecting Earnings
Interest expense, net of amounts capitalized, was $186 million for the third quarter of 2026, compared to $187 million in the prior year quarter. Our weighted average debt balance was $15.53 billion during the third quarter of 2026, compared to $15.94 billion during the third quarter of 2025. Our weighted average borrowing cost was 4.7% during the third quarter of 2026, compared to 4.5% during the third quarter of 2025.

Our effective income tax rate for the third quarter of 2026 was 22.5%, compared to 15.6% in the prior year quarter. The income tax rate for the third quarter of 2026 was primarily driven by a 17% statutory rate on our Singapore operations.

Stockholder Returns
During the third quarter of 2026, we repurchased $950 million of our common stock (approximately 21 million shares at a weighted average price of $45.31). The remaining amount authorized under our share repurchase program was $5.06 billion as of September 30, 2026. Since the resumption of our share repurchase program in the fourth quarter of 2023 through September 30, 2026, we have repurchased 19.0% of our outstanding shares, approximately 145 million shares of our common stock at an average price of $48.03, for a total investment of $6.98 billion. The timing and actual number of shares to be repurchased in the future will depend on a variety of factors, including the company’s financial position, earnings, legal requirements, other investment opportunities and market conditions.

During the third quarter of 2026, we purchased 62 million shares of SCL common stock for HKD 793 million (approximately $101 million at exchange rates in effect at the time of the transactions), increasing the company’s ownership percentage of SCL to 75.56% as of September 30, 2026.

We paid a quarterly dividend of $0.30 per common share during the quarter. Our next quarterly dividend of $0.30 per common share will be paid on November 10, 2026, to Las Vegas Sands stockholders of record on November 2, 2026.

Balance Sheet Items
Unrestricted cash balances as of September 30, 2026 were $2.86 billion.

The company has access to $4.27 billion available for borrowing under our U.S., SCL and Singapore revolving credit facilities, net of outstanding letters of credit, and $4.57 billion available under a delayed draw term loan facility that may be used to finance development and construction costs, expenses, fees and other payments related to the MBS Expansion Project. As of September 30, 2026, total debt outstanding, net of deferred offering costs and original issue discounts, excluding finance leases, was $15.30 billion.

Capital Expenditures
Capital expenditures during the third quarter totaled $281 million, including construction, development and maintenance activities of $154 million in Macao, $121 million at Marina Bay Sands and $6 million in corporate and other.
###

Conference Call Information
The company will host a conference call to discuss the company’s results on Wednesday, October 21, 2026, at 1:30 p.m. Pacific Time. Interested parties may listen to the conference call through a webcast available on the company’s website at www.sands.com.

About Sands (NYSE: LVS)
Sands is the leading global developer and operator of integrated resorts. The company’s iconic properties drive valuable leisure and business tourism and deliver significant economic benefits, sustained job creation, financial opportunities for local businesses and community investment to help make its host regions ideal places to live, work and visit.

Sands’ portfolio of properties includes Marina Bay Sands® in Singapore and The Venetian® Macao, The Londoner Macao®, The Parisian® Macao, The Plaza® Macao and Four Seasons® Hotel Macao, and Sands® Macao in Macao SAR, China, through majority ownership in Sands China Ltd.

Dedicated to being a leader in corporate responsibility, Sands is anchored by the core tenets of serving people, communities and the planet. The company’s ESG leadership has led to inclusion on the Dow Jones Best-in-Class Indices for World and North America, as well as Fortune’s list of the World’s Most Admired Companies. To learn more, visit www.sands.com.

Forward-Looking Statements
This press release contains forward-looking statements made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the discussions of our business strategies and expectations concerning future operations, margins, profitability, liquidity and capital resources. In addition, in certain portions included in this press release, the words “anticipates,” “believes,” “can,” “continues,” “estimates,” “expects,” “goals,” “intends,” “looks forward to,” “may,” “opportunities,” “plans,” “positions,” “remains,” “seeks,” “should,” “targets,” “will,” “would” and similar expressions, as they relate to our company or management, are intended to identify forward-looking statements. Although we believe these forward-looking statements are reasonable, we cannot assure you any forward-looking statements will prove to be correct. These statements represent our expectations, beliefs, intentions or strategies concerning future events that, by their nature, involve a number of risks, uncertainties or other factors beyond our control, which may cause our actual results, performance, achievements or other expectations to be materially different from any future results, performance, achievements or other expectations expressed or implied by these forward-looking statements. These factors include, but are not limited to, the risks associated with: our gaming license in Singapore and concession in Macao and amendments to Macao's gaming laws; general economic conditions; disruptions or reductions in travel and our operations due to natural or man-made disasters, pandemics, epidemics or outbreaks of infectious or contagious diseases; our ability to invest in future growth opportunities, or attempt to expand our business in new markets and new ventures, execute our capital expenditure programs at our existing properties and produce future returns; government regulation; the extent to which the laws and regulations of mainland China become applicable to our operations in Macao and Hong Kong; the possibility that economic, political and legal developments in Macao adversely affect our Macao operations, or that there is a change in the manner in which regulatory oversight is conducted in Macao; our subsidiaries’ ability to make distribution payments to us; substantial leverage and debt service; fluctuations in currency exchange rates and interest rates; our ability to collect gaming receivables; win rates for our gaming operations; risk of fraud and cheating; competition; tax law changes; political instability, civil unrest, terrorist acts or war; legalization of gaming; insurance; limitations on the transfers of cash to and from our subsidiaries; limitations of the pataca exchange markets; restrictions on the export of the renminbi; and other risks and uncertainties detailed in Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-

looking statements, which speak only as of the date such statement is made. Las Vegas Sands Corp. assumes no obligation to update any forward-looking statements and information.

Contacts:

Investment Community:
Daniel Briggs
daniel.briggs@sands.com

Media:
Ron Reese
ron.reese@sands.com

Las Vegas Sands Corp.
Third Quarter 2026 Results
Non-GAAP Financial Measures

Within the company’s third quarter 2026 press release, the company makes reference to certain non-GAAP financial measures that supplement the company’s consolidated financial information prepared in accordance with GAAP including “adjusted net income (loss),” “adjusted earnings (loss) per diluted share” and “consolidated adjusted property EBITDA,” which have directly comparable GAAP financial measures. The company believes these measures represent important internal measures of financial performance. Set forth in the financial schedules accompanying this press release and presentations included on the company’s website are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The non-GAAP financial measure disclosure by the company has limitations and should not be considered a substitute for, or superior to, the financial measures prepared in accordance with GAAP. The definitions of our non-GAAP financial measures and the specific reasons why the company’s management believes the presentation of the non-GAAP financial measures provides useful information to investors regarding the company’s financial condition, results of operations and cash flows are presented below.

The following non-GAAP financial measures are used by management, as well as industry analysts, to evaluate the company’s operations and operating performance. These non-GAAP financial measures are presented so investors have the same financial data management uses in evaluating financial performance with the belief it will assist the investment community in properly assessing the underlying financial performance of the company on a year-over-year and a quarter sequential basis.

Adjusted net income (loss), which is a non-GAAP financial measure, is net income (loss) attributable to Las Vegas Sands excluding pre-opening expense, development expense, gain or loss on disposal or impairment of assets, gain or loss on modification or early retirement of debt, other income or expense and certain nonrecurring corporate expenses, net of income tax. Adjusted net income (loss) and adjusted earnings (loss) per diluted share are presented as supplemental disclosures as management believes they are (1) each widely used measures of performance by industry analysts and investors and (2) a principal basis for valuation of Integrated Resort companies, as these non-GAAP financial measures are considered by many as alternative measures on which to base expectations for future results. These measures also form the basis of certain internal management performance expectations.

Consolidated adjusted property EBITDA, which is a non-GAAP financial measure, is net income (loss) before stock-based compensation expense, corporate expense, pre-opening expense, development expense, depreciation and amortization, amortization of leasehold interests in land, gain or loss on disposal or impairment of assets, interest, other income or expense, gain or loss on modification or early retirement of debt and income taxes. Management utilizes consolidated adjusted property EBITDA to compare the operating profitability of its operations with those of its competitors, as well as a basis for determining certain incentive compensation. Integrated Resort companies, including Las Vegas Sands, have historically reported adjusted property EBITDA as a supplemental performance measure to GAAP financial measures. In order to view the operations of their properties on a more stand-alone basis, Integrated Resort companies, including Las Vegas Sands, have historically excluded certain expenses that do not relate to the management of specific properties, such as pre-opening expense, development expense and corporate expense, from their adjusted property EBITDA calculations. Consolidated adjusted property EBITDA should not be interpreted as an alternative to income (loss) from operations (as an indicator of operating performance) or to cash flows from operations (as a measure of liquidity), in each case, as determined in accordance with GAAP. The company has significant uses of cash flow, including capital expenditures, dividend payments, interest payments, debt principal repayments, share repurchases and income tax payments, which are not reflected in consolidated adjusted property EBITDA. Not all companies calculate adjusted property EBITDA in the same manner. As a result, consolidated adjusted property EBITDA as presented by Las Vegas Sands may not be directly comparable to similarly titled measures presented by other companies.

Exhibit 1
Las Vegas Sands Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Revenues:
Casino	$2,370	$2,506	$7,450	$7,048
Rooms	376	374	1,112	1,043
Food and beverage	176	165	520	453
Mall	202	199	604	572
Convention, retail and other	92	87	269	252
Net revenues	3,216	3,331	9,955	9,368
Operating expenses:
Resort operations	2,103	1,998	6,311	5,567
Corporate	88	78	245	220
Pre-opening	5	7	14	20
Development	37	72	121	210
Depreciation and amortization	340	368	1,047	1,101
Amortization of leasehold interests in land	21	21	63	56
Loss on disposal or impairment of assets	4	68	14	83
	2,598	2,612	7,815	7,257
Operating income	618	719	2,140	2,111
Other income (expense):
Interest income	23	39	89	123
Interest expense, net of amounts capitalized	(186)	(187)	(563)	(555)
Other income (expense)	(1)	11	(3)	(12)
Loss on modification or early retirement of debt	—	—	—	(5)
Income before income taxes	454	582	1,663	1,662
Income tax expense	(102)	(91)	(297)	(244)
Net income	352	491	1,366	1,418
Net income attributable to noncontrolling interests	(48)	(72)	(149)	(186)
Net income attributable to Las Vegas Sands Corp.	$304	$419	$1,217	$1,232

Earnings per share:
Basic	$0.48	$0.61	$1.86	$1.77
Diluted	$0.48	$0.61	$1.86	$1.77

Weighted average shares outstanding:
Basic	639	682	654	696
Diluted	640	685	655	698

Exhibit 2
Las Vegas Sands Corp. and Subsidiaries
Net Revenues and Adjusted Property EBITDA
(In millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Net Revenues
The Venetian Macao	$649	$692	$1,950	$1,993
The Londoner Macao	685	686	2,149	1,857
The Parisian Macao	231	218	678	639
The Plaza Macao and Four Seasons Macao	238	206	665	608
Sands Macao	99	72	287	218
Ferry Operations and Other	38	32	115	97
Macao Operations	1,940	1,906	5,844	5,412

Marina Bay Sands	1,294	1,436	4,161	3,987
Intercompany Royalties	74	80	244	208
Intersegment Eliminations(1)	(92)	(91)	(294)	(239)
	$3,216	$3,331	$9,955	$9,368

Adjusted Property EBITDA
The Venetian Macao	$205	$242	$608	$703
The Londoner Macao	178	219	593	577
The Parisian Macao	46	53	130	163
The Plaza Macao and Four Seasons Macao	85	74	219	214
Sands Macao	14	8	34	27
Ferry Operations and Other	1	5	8	18
Macao Operations	529	601	1,592	1,702

Marina Bay Sands	590	743	2,067	2,116
	$1,119	$1,344	$3,659	$3,818

Adjusted Property EBITDA as a Percentage of Net Revenues
The Venetian Macao	31.6%	35.0%	31.2%	35.3%
The Londoner Macao	26.0%	31.9%	27.6%	31.1%
The Parisian Macao	19.9%	24.3%	19.2%	25.5%
The Plaza Macao and Four Seasons Macao	35.7%	35.9%	32.9%	35.2%
Sands Macao	14.1%	11.1%	11.8%	12.4%
Ferry Operations and Other	2.6%	15.6%	7.0%	18.6%
Macao Operations	27.3%	31.5%	27.2%	31.4%

Marina Bay Sands	45.6%	51.7%	49.7%	53.1%

Total	34.8%	40.3%	36.8%	40.8%
____________________

(1)	Intersegment eliminations include royalties and other intercompany services.

Exhibit 3
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Financial Measure Reconciliation
(In millions)
(Unaudited)

The following is a reconciliation of Net Income to Consolidated Adjusted Property EBITDA:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Net income	$352	$491	$1,366	$1,418
Add (deduct):
Income tax expense	102	91	297	244
Loss on modification or early retirement of debt	—	—	—	5
Other (income) expense	1	(11)	3	12
Interest expense, net of amounts capitalized	186	187	563	555
Interest income	(23)	(39)	(89)	(123)
Loss on disposal or impairment of assets	4	68	14	83
Amortization of leasehold interests in land	21	21	63	56
Depreciation and amortization	340	368	1,047	1,101
Development expense	37	72	121	210
Pre-opening expense	5	7	14	20
Stock-based compensation(1)	6	11	15	17
Corporate expense	88	78	245	220
Consolidated Adjusted Property EBITDA	$1,119	$1,344	$3,659	$3,818
____________________

(1)
During the three months ended September 30, 2026 and 2025, the company recorded stock-based compensation expense of $18 million and $26 million, respectively, of which $12 million and $15 million, respectively, was included in corporate expense in the accompanying condensed consolidated statements of operations.

During the nine months ended September 30, 2026 and 2025, the company recorded stock-based compensation expense of $57 million and $52 million, respectively, of which $42 million and $35 million, respectively, was included in corporate expense in the accompanying condensed consolidated statements of operations.

Exhibit 4
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Financial Measure Reconciliation
(In millions, except per share data)
(Unaudited)

The following is a reconciliation of Net Income Attributable to LVS to Adjusted Net Income:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Net income attributable to LVS	$304	$419	$1,217	$1,232

Pre-opening expense	5	7	14	20
Development expense	37	72	121	210
Loss on disposal or impairment of assets	4	68	14	83
Other (income) expense	1	(11)	3	12
Loss on modification or early retirement of debt	—	—	—	5
Income tax impact on net income adjustments(1)	(7)	(21)	(27)	(49)
Noncontrolling interest impact on net income adjustments	(1)	2	(3)	(9)
Adjusted net income attributable to LVS	$343	$536	$1,339	$1,504

The following is a reconciliation of Net Income per Diluted Share to Adjusted Earnings per Diluted Share:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Per diluted share of common stock:
Net income attributable to LVS	$0.48	$0.61	$1.86	$1.77

Pre-opening expense	0.01	0.01	0.02	0.03
Development expense	0.05	0.11	0.18	0.30
Loss on disposal or impairment of assets	0.01	0.10	0.02	0.12
Other (income) expense	—	(0.02)	—	0.02
Loss on modification or early retirement of debt	—	—	—	0.01
Income tax impact on net income adjustments	(0.01)	(0.03)	(0.04)	(0.08)
Noncontrolling interest impact on net income adjustments	—	—	—	(0.02)
Adjusted earnings per diluted share	$0.54	$0.78	$2.04	$2.15

Weighted average diluted shares outstanding	640	685	655	698
____________________

(1)	The income tax impact for each adjustment is derived by applying the effective tax rate, including current and deferred income tax expense, based upon the jurisdiction and the nature of the adjustment.

Exhibit 5
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(In millions)
(Unaudited)

The following reflects the impact on Net Revenues for hold-adjusted win percentage:

	Three Months Ended
	September 30,
	2026	2025
Macao Operations	$(19)	$(4)
Marina Bay Sands	6	(57)
	$(13)	$(61)

The following reflects the impact on Adjusted Property EBITDA for hold-adjusted win percentage:

	Three Months Ended
	September 30,
	2026	2025
Macao Operations	$(11)	$(2)
Marina Bay Sands	4	(43)
	$(7)	$(45)
____________________

Note:
These amounts represent the estimated impact of the hold adjustment that would have occurred had the company’s Rolling Chip win percentage for the three months ended September 30, 2026 and 2025, equaled 3.3% for the Macao operations and 4.6% and 4.2%, respectively, for Marina Bay Sands. Included are the estimated commissions paid, discounts and other incentives rebated directly or indirectly to customers, gaming taxes and bad debt expense that would have been incurred or avoided.

Exhibit 6
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Casino Statistics:
The Venetian Macao:
Table games win per unit per day(1)	$9,715	$9,931	$9,697	$9,492
Slot machine win per unit per day(2)	$370	$336	$433	$336
Average number of table games	629	657	633	661
Average number of slot machines	1,410	1,660	1,421	1,664

The Londoner Macao:
Table games win per unit per day(1)	$12,929	$13,115	$14,264	$11,843
Slot machine win per unit per day(2)	$696	$579	$680	$531
Average number of table games	531	511	517	510
Average number of slot machines	1,396	1,563	1,411	1,562

The Parisian Macao:
Table games win per unit per day(1)	$7,687	$7,553	$8,162	$7,552
Slot machine win per unit per day(2)	$420	$285	$387	$281
Average number of table games	242	243	242	239
Average number of slot machines	1,344	1,403	1,305	1,369

The Plaza Macao and Four Seasons Macao:
Table games win per unit per day(1)	$21,840	$20,891	$21,801	$20,605
Slot machine win per unit per day(2)(3)	$—	$76	$—	$91
Average number of table games	116	105	115	105
Average number of slot machines(3)	—	53	1	52

Sands Macao:
Table games win per unit per day(1)	$7,056	$5,516	$6,461	$5,684
Slot machine win per unit per day(2)	$268	$234	$270	$242
Average number of table games	119	121	128	116
Average number of slot machines	1,362	810	1,276	790

Marina Bay Sands:
Table games win per unit per day(1)	$17,920	$21,380	$20,965	$19,754
Slot machine win per unit per day(2)	$1,069	$1,027	$1,056	$1,003
Average number of table games	557	541	563	541
Average number of slot machines	2,940	2,961	2,956	2,973
____________________

(1)	Table games win per unit per day is shown before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis.
(2)	Slot machine win per unit per day is shown before deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis.
(3)	Slot machines were relocated to other properties during the three months ended March 31, 2026.

Exhibit 7
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Venetian Macao	September 30,
(Dollars in millions)	2026	2025	Change
Revenues:
Casino	$507	$543	$(36)
Rooms	44	52	(8)
Food and beverage	15	16	(1)
Mall	64	64	—
Convention, retail and other	19	17	2
Net revenues	$649	$692	$(43)

Adjusted Property EBITDA	$205	$242	$(37)
EBITDA Margin %	31.6%	35.0%	(3.4)	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip volume	$917	$635	$282
Rolling Chip win %(1)	3.97%	5.87%	(1.90)	pts

Non-Rolling Chip drop	$2,354	$2,390	$(36)
Non-Rolling Chip win %	22.4%	23.6%	(1.2)	pts

Slot handle	$1,367	$1,430	$(63)
Slot hold %	3.5%	3.6%	(0.1)	pts

Hotel Statistics(2)

Occupancy %	98.3%	98.0%	0.3	pts
Average daily room rate (ADR)	$200	$200	$—
Revenue per available room (RevPAR)	$197	$196	$1
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.3% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

(2)	We anticipate approximately 500 rooms, on average, to be out of service through the fourth quarter of 2027 due to room renovations.

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Londoner Macao	September 30,
(Dollars in millions)	2026	2025	Change
Revenues:
Casino	$514	$525	$(11)
Rooms	103	102	1
Food and beverage	34	31	3
Mall	26	23	3
Convention, retail and other	8	5	3
Net revenues	$685	$686	$(1)

Adjusted Property EBITDA	$178	$219	$(41)
EBITDA Margin %	26.0%	31.9%	(5.9)	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip volume	$3,216	$2,312	$904
Rolling Chip win %(1)	3.43%	3.65%	(0.22)	pts

Non-Rolling Chip drop	$2,803	$2,268	$535
Non-Rolling Chip win %	18.6%	23.4%	(4.8)	pts

Slot handle	$2,256	$2,141	$115
Slot hold %	4.0%	3.9%	0.1	pts

Hotel Statistics

Occupancy %	97.5%	96.4%	1.1	pts
Average daily room rate (ADR)	$264	$262	$2
Revenue per available room (RevPAR)	$257	$253	$4
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.3% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Parisian Macao	September 30,
(Dollars in millions)	2026	2025	Change
Revenues:
Casino	$178	$163	$15
Rooms	33	34	(1)
Food and beverage	14	14	—
Mall	5	5	—
Convention, retail and other	1	2	(1)
Net revenues	$231	$218	$13

Adjusted Property EBITDA	$46	$53	$(7)
EBITDA Margin %	19.9%	24.3%	(4.4)	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip volume(1)	$—	$—	$—
Rolling Chip win %(1)	—%	—%	—	pts

Non-Rolling Chip drop	$761	$785	$(24)
Non-Rolling Chip win %	22.5%	21.5%	1.0	pts

Slot handle	$1,404	$1,007	$397
Slot hold %	3.7%	3.6%	0.1	pts

Hotel Statistics

Occupancy %	98.3%	97.0%	1.3	pts
Average daily room rate (ADR)	$144	$151	$(7)
Revenue per available room (RevPAR)	$142	$147	$(5)
____________________

(1)	Rolling Chip tables are made available based on demand.

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Plaza Macao and Four Seasons Macao	September 30,
(Dollars in millions)	2026	2025	Change
Revenues:
Casino	$163	$132	$31
Rooms	30	28	2
Food and beverage	7	7	—
Mall	37	38	(1)
Convention, retail and other	1	1	—
Net revenues	$238	$206	$32

Adjusted Property EBITDA	$85	$74	$11
EBITDA Margin %	35.7%	35.9%	(0.2)	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip volume	$1,584	$1,402	$182
Rolling Chip win %(1)	3.76%	1.84%	1.92	pts

Non-Rolling Chip drop	$785	$683	$102
Non-Rolling Chip win %	22.2%	25.7%	(3.5)	pts

Slot handle(2)	$—	$15	$(15)
Slot hold %(2)	—%	2.5%	—	pts

Hotel Statistics

Occupancy %	96.1%	92.6%	3.5	pts
Average daily room rate (ADR)	$504	$493	$11
Revenue per available room (RevPAR)	$485	$456	$29
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.3% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

(2)	Slot machines were relocated to other properties during the three months ended March 31, 2026.

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Sands Macao	September 30,
(Dollars in millions)	2026	2025	Change
Revenues:
Casino	$92	$66	$26
Rooms	4	4	—
Food and beverage	2	2	—
Mall	1	—	1
Net revenues	$99	$72	$27

Adjusted Property EBITDA	$14	$8	$6
EBITDA Margin %	14.1%	11.1%	3.0	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip volume	$22	$18	$4
Rolling Chip win %(1)	11.22%	3.08%	8.14	pts

Non-Rolling Chip drop	$480	$371	$109
Non-Rolling Chip win %	15.5%	16.4%	(0.9)	pts

Slot handle	$1,568	$626	$942
Slot hold %	2.1%	2.8%	(0.7)	pts

Hotel Statistics

Occupancy %	99.4%	98.4%	1.0	pts
Average daily room rate (ADR)	$162	$166	$(4)
Revenue per available room (RevPAR)	$161	$164	$(3)
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.3% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Marina Bay Sands	September 30,
(Dollars in millions)	2026	2025	Change
Revenues:
Casino	$916	$1,077	$(161)
Rooms	162	154	8
Food and beverage	104	95	9
Mall	70	69	1
Convention, retail and other	42	41	1
Net revenues	$1,294	$1,436	$(142)

Adjusted Property EBITDA	$590	$743	$(153)
EBITDA Margin %	45.6%	51.7%	(6.1)	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip volume	$8,429	$9,069	$(640)
Rolling Chip win %(1)	4.53%	4.84%	(0.31)	pts

Non-Rolling Chip drop	$2,874	$2,552	$322
Non-Rolling Chip win %	18.7%	24.5%	(5.8)	pts

Slot handle	$6,539	$6,406	$133
Slot hold %	4.4%	4.4%	—	pts

Hotel Statistics

Occupancy %	95.8%	95.5%	0.3	pts
Average daily room rate (ADR)	$1,038	$982	$56
Revenue per available room (RevPAR)	$994	$937	$57
____________________

(1)
This compares to our theoretical Rolling Chip win percentage of 4.6% and 4.2% for the three months ended September 30, 2026 and 2025, respectively (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Asian Retail Mall Operations
(Unaudited)

	For the Three Months Ended September 30, 2026					TTM September 30, 2026
(Dollars in millions except per square foot data)	Gross Revenue(1)	Operating Profit	Operating Profit Margin	Gross Leasable Area (sq. ft.)	Occupancy % at End of Period	Tenant Sales Per Sq. Ft.(2)
Shoppes at Venetian	$63	$56	88.9%	839,415	94.1%	$2,201

Shoppes at Four Seasons
Luxury Retail	28	25	89.3%	161,025	100.0%	5,614
Other Stores	9	8	88.9%	100,644	80.7%	2,116
	37	33	89.2%	261,669	92.6%	4,608

Shoppes at Londoner	26	22	84.6%	518,620	82.4%	1,924

Shoppes at Parisian	5	3	60.0%	252,775	69.5%	421

Total Cotai Strip in Macao	131	114	87.0%	1,872,479	87.3%	2,349

The Shoppes at Marina Bay Sands	70	62	88.6%	616,037	99.5%	3,318

Total	$201	$176	87.6%	2,488,516	90.3%	$2,632
____________________

Note:	This table excludes the results of our retail outlets at Sands Macao.
(1)	Gross revenue figures are net of intersegment revenue eliminations.
(2)	Tenant sales per square foot reflect sales from tenants only after the tenant has been open for a period of 12 months.